Exhibit 99.4

Board of Directors

Inuvo, Inc.

500 President Clinton Ave, Suite 300

Little Rock, AR 72201

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 1, 2018, to the Board of Directors of Inuvo, Inc. (“Inuvo”) as Annex F to, and reference thereto under the headings “Summary—Opinion of Canaccord Genuity LLC” and “The Mergers—Opinion of Financial Advisor to the Inuvo Board” in, the joint proxy statement/prospectus relating to the proposed transaction involving Inuvo and ConversionPoint Holdings, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of ConversionPoint Holdings, Inc. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Canaccord Genuity LLC
CANACCORD GENUITY LLC

December 17, 2018